UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 14, 2016 (January 7, 2016)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 7, 2016, Residences at Captain Parker, LLC, a Massachusetts limited liability company (“Captain Parker”) entered into a Multifamily Loan and Security Agreement (the “Loan Agreement”) with KeyBank National Association (the “Lender”). The manager of Captain Parker is NewReal, Inc. (“New Real”), the general partner of New England Realty Associates Limited Partnership (the “Partnership”).  The Partnership is the sole member of Captain Parker.  The information included in Item 2.03 of this report, which includes a description of the material terms and conditions of the Loan Agreement, is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 7, 2016, Captain Parker entered into the Loan Agreement with the Lenders party thereto. The Loan Agreement provides for a term loan (the “Loan”) in the principal amount of $20,071,000.  The Loan is due on February 1, 2026 (the “Due Date”), unless the due date is accelerated in accordance with the Loan’s terms.  The proceeds of the Loan are being used to refinance existing indebtedness.  The Partnership is a limited guarantor of certain of the Captain Parker obligations under the Loan Agreement.

Borrowings under the Loan will bear interest at rates equal to (i) the one month LIBOR rate for United States Dollar Deposits, determined monthly, plus 201 basis points. The interest rate increases upon an event of default.

Captain Parker is required to repay the aggregate principal amount of the Loan by the Due Date. Interest payments on the Loans are payable monthly in arrears on specified dates set forth in the Loan Agreement. Principal payments on the Loan are also payable monthly commencing on March 1, 2021.  The note issued by Captain Parker in connection with the Loan Agreement (the “Note”) also contains provisions for optional prepayment with a penalty under certain circumstances.

The Loan is secured by, among other things, the Captain Parker Arms, a 94 unit apartment complex located at 7 Captain Parker Arms, Lexington, Massachusetts, previously acquired by Captain Parker and the rents that Captain Parker receives for the property.

The Loan Agreement contains customary representations, warranties and covenants applicable to special purpose entities. The covenants include, but are not limited to, limitations on:   (i) liens, (ii) dispositions of assets and (iii) mergers and consolidations.

The Loan Agreement and Note contain customary events of default, including a limited cross default provision and change of control provisions.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

10.1 -  Multifamily Loan and Security Agreement dated January 7, 2016 between Residences at Captain Parker, LLC (“Captain Parker”) and KeyBank National Association (“KeyBank”).

10.2 - Multifamily Note Floating Rate dated January 7, 2016, in the principal amount of $20,071,000 made by Captain Parker.

10.3 -Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture filing Massachusetts dated January 7, 2016 between Captain Parker and KeyBank.

10.4 -Guaranty dated January 7, 2016, made by New England Realty Associates Limited Partnership as a limited guarantor.

The foregoing summary of the Loan Agreement and related documents is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement and related documents, copies of which are attached hereto as Exhibits 10.1-10.3 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown

Ronald Brown, its President

Date January 13, 2016